Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) dated as of December 8, 2005, is by and among ALLTEL Holding Corp., a Delaware corporation (“Spinco”), and each Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a stockholder (each, a “Stockholder” and, collectively, the “Stockholders”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and between Spinco, ALLTEL Corporation, a Delaware corporation ("AT Co.") and Valor Communications Group, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Common Stock, together with all other shares of capital stock of the Company acquired by any Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”).

B. Concurrently with the execution and delivery of this Agreement, Spinco and the Company are entering into the Merger Agreement providing for the merger of Spinco with and into the Company, with the Company surviving the Merger (the “Merger”) upon the terms and subject to the conditions set forth therein.

C. As a condition to entering into the Merger Agreement, Spinco has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Spinco to enter into the Merger Agreement.

D. The Board of Directors of the Company has taken all actions so that the restrictions contained in the Company’s certificate of incorporation and the General Corporation Law of the State of Delaware (the “DGCL”) applicable to a “business combination” (as defined in Section 203 of the DGCL) will not apply to the execution, delivery or performance of this Agreement or the Merger Agreement, or to the consummation of the Merger, this Agreement and the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Representations and Warranties of Each Stockholder.

Each Stockholder severally (and not jointly) represents and warrants to Spinco as follows:

(a)  Due Authorization and Organization. Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable). Such Stockholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b)  No Conflicts. (i) No filing by such Stockholder with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which such stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent such Stockholder from performing its obligations under this Agreement.

(c)  The Subject Shares. Schedule A sets forth, opposite such Stockholder’s name, the number of Subject Shares over which such Stockholder has record or beneficial ownership as of the date hereof. As of the date hereof, such Stockholder is the record or beneficial owner of the Subject Shares denoted as being owned by such Stockholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A, neither such Stockholder nor any controlled affiliate of such Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. Such Stockholder has good and valid title to the Subject Shares denoted as being owned by such Stockholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent such Stockholder from performing its obligations under this Agreement.

(d)  Reliance By Spinco. Such Stockholder understands and acknowledges that Spinco is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e)  Litigation. As of the date hereof, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

2.  Representations and Warranties of Spinco.

Spinco hereby represents and warrants to the Stockholders as follows:

(a)  Due Authorization and Organization. Spinco is duly organized, validly existing and in good standing under the laws of the State of Delaware. Spinco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Spinco and constitutes a valid and binding obligation of Spinco enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b)  Conflicts. (i) No filing by Spinco with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Spinco and the consummation by Spinco of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Spinco, the consummation by Spinco of the transactions contemplated hereby or compliance by Spinco with any of the provisions hereof shall (A) conflict with or result in any breach of the certificate of incorporation or by-laws of Spinco, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Spinco is a party or by which Spinco or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not prevent Spinco from performing its obligations under this Agreement.

(c)  Reliance by the Stockholders. Spinco understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Spinco.

3.  Covenants of Each Stockholder.

Until the termination of this Agreement in accordance with Section 5, each Stockholder, in its capacity as such, agrees as follows:

(a)  At the Company Stockholders Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Stockholders Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) held by such Stockholder (i) in favor of the approval of the Merger and the approval and adoption of the Merger Agreement; and (ii) except with the written consent of Spinco, against any Company Acquisition Proposal. Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. Each Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

(b)  Each Stockholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”) or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any person, other than in accordance with the Merger Agreement, except in each case for Transfers to such Stockholder’s affiliates as agree to be bound hereby, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Stockholders Meeting if and to the extent such proxy is consistent with the Stockholder’s obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement. Such Stockholder further agrees not to commit or agree to take any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(c)  Such Stockholder shall not, nor shall such Stockholder permit any controlled affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock intended to facilitate any Company Acquisition Proposal or to cause stockholders of the Company not to vote to approve and adopt the Merger Agreement. Such Stockholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Stockholder not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any person, other than Spinco, relating to any Company Acquisition Proposal. Each Stockholder hereby represents that, as of the date hereof, it is not engaged in discussions or negotiations with any party other than Spinco and AT Co. with respect to any Company Acquisition Proposal.

4.  Stockholder Capacity.

No Person executing this Agreement, or any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his or her capacity as a director or officer of the Company.

5.  Termination.

This Agreement shall terminate (i) upon the earlier of (A) the approval and adoption of the Merger Agreement at the Company Stockholders Meeting, (B) provided that the Company Stockholders Meeting shall have been held, the failure of the stockholders of the Company to approve and adopt the Merger Agreement at the Company Stockholders Meeting, (C) the Merger Agreement is amended in a manner that is materially disadvantageous to the Stockholders without the Stockholders’ consent and (D) the termination of the Merger Agreement in accordance with its terms by any party thereto for any reason, or (ii) at any time upon notice by Spinco to the Stockholders. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, Section 6 and Sections 11 through 21, inclusive, of this Agreement shall survive the termination of this Agreement.

6.  Appraisal Rights.

To the extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

7.  Publication.

Each Stockholder hereby authorizes Spinco and the Company to publish and disclose in the Proxy Statement/Prospectus and the Registration Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

8.  Amendment of Company Securityholders Agreement.

Each Stockholder shall take all action necessary, and shall use its reasonable best efforts to cause each other stockholder of the Company party thereto, to cause the Securityholders Agreement, dated as of February 14, 2005, by and among the Company, the Stockholders and certain other stockholders of the Company (the "Company Securityholders Agreement") to be amended effective as of the Effective Time (as defined in the Merger Agreement), without any cost or liability to the Company, such that from and after the Effective Time, the Company Securityholders Agreement shall have substantially the terms set forth on Exhibit G to the Merger Agreement.

9.  Affiliate Letters.

Each Stockholder agrees to execute a Rule 145 Affiliate Agreement in substantially the form attached as Exhibit F to the Merger Agreement, as soon as practicable after the date hereof.

10.  Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

11.  Jurisdiction; Waiver of Jury Trial.

(a)  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

(b)  Each of the parties hereto irrevocably waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof.

12.  Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

13.  Amendment, Waivers, Etc.

This Agreement may be amended by Spinco and the Stockholders at any time before or after adoption of the Merger Agreement by the stockholders of the Company; provided, however, that after such adoption, no amendment shall be made that by Law or in accordance with the rules of any relevant stock exchange or automated inter-dealer quotation system requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by Spinco and the Stockholders. At any time prior to the Effective Time, Spinco and the Stockholders may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Spinco or the Stockholders in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of Spinco or the Stockholders to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

14.  Assignment; No Third Party Beneficiaries.

Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than Spinco and the Stockholders and their respective successors and permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

15.  Notices.

All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

If to Spinco, to:

AT Holding Corp.
One Allied Drive
Little Rock, Arkansas 72202
Attention: Chief Executive Officer
(with a copy to the Chairman)
Telecopy: (501) 905-0962

If to any Stockholder, at the address set forth under such Stockholder’s name on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

16.  Severability.

If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

17.  Integration.

This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

18.  Mutual Drafting.

Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

19.  Section Headings.

The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

20.  Counterparts.

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.  Definitions.

References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

ALLTEL HOLDING CORP.

By: /s/ Jeffrey R. Gardner
   Name: Jeffrey R. Gardner
   Title: President

WCAS MANAGEMENT CORPORATION

By: /s/ Jonathan M. Rather
Name: Jonathan M. Rather
Title: Treasurer

Russell L. Carson
Andrew M. Paul
Pondfield Holdings, L.P.
Thomas E. McInerney
Robert A. Municucci
Anthony J. deNicola
Paul B. Queally
Lawrence B. Sorrel
D. Scott Mackesy
John Clark
Sean M. Traynor
John Almeida, Jr.
Sanjay Swani
Eric Lee
Jonathan M. Rather

By: /s/ Jonathan M. Rather
Jonathan M. Rather, Individually and as
Attorney-in-Fact

THE PATRICK WELSH 2004 IRREVOCABLE
TRUST

By: /s/ Carol Welsh
Name: Carol Welsh
Title: Trustee

THE BRUCE K. ANDERSON 2004
IRREVOCABLE TRUST

By: /s/ Mary A. Anderson
Name: Mary A. Anderson
Title: Trustee

/s/ Jill Hanau
JILL HANAU

/s/ Lauren Melkus
LAUREN MELKUS

ESTATE OF RUDOLPH E. RUPERT

By: /s/ Claudia de Dominicis
Claudia de Dominicis, Executor

WELSH CARSON ANDERSON & STOWE IX, L.P.

By:  WCAS IX Associates LLC,
Its General Partner

By: /s/ Jonathan M. Rather
Name: Jonathan M. Rather
Title: Managing Member

WCAS CAPITAL PARTNERS III, L.P.

By:  WCAS CP III Associates LLC,
Its General Partner

By: /s/ Jonathan M. Rather
Name: Jonathan M. Rather
Title: Managing Member

WELSH CARSON ANDERSON & STOWE VIII, L.P.

By:  WCAS VIII Associates LLC,
Its General Partner

By: /s/ Jonathan M. Rather
Name: Jonathan M. Rather
Title: Managing Member

/s/ Michael Donovan
MICHAEL DONOVAN

VESTAR CAPITAL PARTNERS III, L.P.

By:  Vestar Associates III, L.P.,
Its General Partner
By:  Vestar Associates Corporation III,
Its General Partner

By: /s/ Norman W. Alpert
Name: Norman W. Alpert
Title: Managing Director

VESTAR CAPITAL PARTNERS IV, L.P.,

By:  Vestar Associates IV, L.P.
Its General Partner
By:  Vestar Associates Corporation IV,
Its General Partner

By: /s/ Norman W. Alpert
Name: Norman W. Alpert
Title: Managing Director

VESTAR/VALOR, LLC

By:  Vestar Associates IV, L.P.,
Its Managing Member
By:  Vestar Associates Corporation IV,
Its General Partner

By: /s/ Norman W. Alpert
Name: Norman W. Alpert
Title: Managing Director

/s/ Norman W. Alpert
NORMAN W. ALPERT

/s/ Frederico Pena
FREDERICO PENA

Schedule A

STOCKHOLDERS

Stockholder	Shares of Common Stock	Percentage
WCAS Management Corporation*	745	0.00%
Welsh Carson Anderson & Stowe IX, L.P.*	9,201,511	12.94%
WCAS Capital Partners III, L.P.*	1,219,114	1.71%
Welsh Carson Anderson & Stowe VIII, L.P.*	9,153,796	12.87%
The Patrick Welsh 2004 Irrevocable Trust*	113,543	0.16%
Russell L. Carson*	113,543	0.16%
The Bruce K. Anderson 2004 Irrevocable Trust*	113,543	0.16%
Andrew M. Paul*	75,110	0.11%
Pondfield Holdings, L.P.*	18,648	0.03%
Thomas E. McInerney*	113,543	0.16%
Robert A. Municucci*	28,280	0.04%
Anthony J. de Nicola*	42,579	0.06%
Paul B. Queally*	24,059	0.03%
Lawrence B. Sorrel*	37,913	0.05%
D. Scott Mackesy*	820	0.00%
John Clark*	671	0.00%
Sean M. Traynor*	1,119	0.00%
John Almeida, Jr.*	783	0.00%
Sanjay Swani*	11,571	0.02%
Eric Lee*	373	0.00%
Jonathan M. Rather*	1,865	0.00%
Lauren Melkus*	18,526	0.03%
Estate of Rudolph E. Rupert	9,936	0.01%
Jill Hanau*	28,281	0.04%
Michael Donovan*	9,705	0.01%
Vestar Capital Partners III, L.P.***	2,315,731	3.26%
Vestar Capital Partners IV, L.P.***	7,152,952	10.06%
Vestar/Valor, LLC***	134,990	0.19%
Norman W. Alpert***	9,705	0.01%
Frederico Pena***	9,705	0.01%
Total:	29,952,955	42.12%

*The address for such Stockholder is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.
**The address for such Stockholder is c/o Claudia de Dominicis, 120 E. 87th Street, New York, NY 10128.
***The address for such Stockholder is c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor New York, NY 10167.